American Funds Corporate Bond Fund
May 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$2,373
Class B*	$-
Class C	$59
Class T*	$-
Class F-1	$17
Class F-2	$73
Class F-3	$9
Total	$2,531
Class 529-A	$55
Class 529-B*	$-
Class 529-C	$13
Class 529-E	$5
Class 529-T*	$-
Class 529-F-1	$8
Class R-1	$1
Class R-2	$3
Class R-2E	$1
Class R-3	$4
Class R-4	$3
Class R-5	$1
Class R-5E	$1
Class R-6	$3
Total	$98
* Amount less than one thousand
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.2283
Class B	$0.1670
Class C	$0.1146
Class T	$0.0405
Class F-1	$0.1723
Class F-2	$0.1970
Class F-3	$0.0910
Class 529-A	$0.1682
Class 529-B	$0.1703
Class 529-C	$0.1132
Class 529-E	$0.1602
Class 529-T	$0.0394
Class 529-F-1	$0.1935
Class R-1	$0.1785
Class R-2	$0.1513
Class R-2E	$0.1999
Class R-3	$0.1727
Class R-4	$0.1891
Class R-5E	$0.2008
Class R-5	$0.1979
Class R-6	$0.1937
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	$20,465
Class B	-
Class C	$952
Class T	$1
Class F-1	$216
Class F-2	$545
Class F-3	$313
Total	$22,492
Class 529-A	$625
Class 529-B	-
Class 529-C	$208
Class 529-E	$60
Class 529-T	$1
Class 529-F-1	$74
Class R-1	$6
Class R-2	$106
Class R-2E	$2
Class R-3	$55
Class R-4	$75
Class R-5	$11
Class R-5E	$2
Class R-6	$52
Total	$1,277
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$10.33
Class B	$-
Class C	$10.33
Class T	$10.33
Class F-1	$10.33
Class F-2	$10.33
Class F-3	$10.33
Class 529-A	$10.33
Class 529-B	$-
Class 529-C	$10.33
Class 529-E	$10.33
Class 529-T	$10.33
Class 529-F-1	$10.33
Class R-1	$10.33
Class R-2	$10.33
Class R-2E	$10.33
Class R-3	$10.33
Class R-4	$10.33
Class R-5E	$10.33
Class R-5	$10.33
Class R-6	$10.33
*Amount less than one thousand